SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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GRIFFIN INSTITUTIONAL ACCESS REAL ESTATE FUND

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GRIFFIN INSTITUTIONAL ACCESS REAL ESTATE FUND

ADJOURNED MEETING NOTICE

YOUR VOTE IS VERY IMPORTANT

** THIS IS A CALL TO ACTION – YOUR VOTE IS NEEDED **

Dear Shareholder:

We are writing to inform you that the Special Meeting of Shareholders of the Griffin Institutional Access Real Estate Fund has been adjourned in order to solicit additional votes with respect to the proposal to approve an investment sub-advisory agreement. The meeting has been adjourned to May 16, 2018.

Our records indicate that we have not yet received your vote.

Your vote is important, no matter how many shares you own, in order for us to reach the required number of votes to hold the meeting. We encourage you to utilize one of the following options today to record your vote:

o	Internet voting – refer to the instructions and Voting Control Number on your enclosed ballot;
o	Touch-tone voting - refer to the instructions and Voting Control Number on your enclosed ballot;

or

o	Mail – return your ballot in the enclosed Business Reply Envelope

To view the proxy materials online, go to:

www.proxyvote.com

and enter the control number from your ballot. Click on IMPORTANT MATERIALS.

After careful consideration, the Board of Directors unanimously recommends that the Shareholders vote “FOR” the Proposal.

Thank you for your prompt attention to this matter.